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Exhibit 10.9
NOVOCURE LIMITED
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2024 OMNIBUS INCENTIVE PLAN
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SUB-PLAN FOR SWITZERLAND
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This Sub-Plan (“Sub-Plan”) to the Novocure Limited 2024 Omnibus Incentive Plan (the “Plan”) is hereby established effective as of June 5, 2024.

1.    Definitions
1.1    For purposes of this Sub-Plan, the following definition shall apply:

    “Swiss Award Agreement” shall mean any agreement between Company and a Participant under which Company grants to such Participant an Award based on the Novocure 2024 Omnibus Incentive Plan, if the respective Participant (i) is an Employee of an Affiliate in Switzerland, (ii) provides its services as a Consultant to an Affiliate in Switzerland, (iii) is a Non-Employee Director of an Affiliate in Switzerland, or (iv) otherwise provides its services as Employee, Consultant or Non-Employee Director under an agreement which is governed by Swiss law.

1.2    For the avoidance of doubt, it is hereby clarified that any capitalized terms not specifically defined in this Sub-Plan shall be construed according to the interpretation given to it in the Plan.

2.    General
2.1     This Sub-Plan applies only to Swiss Award Agreements.

2.2    The Plan and this Sub-Plan are complementary to each other and shall be read and deemed as one. In the event of any contradiction, whether explicit or implied, between the provisions of this Sub-Plan and the Plan, this Sub-Plan shall prevail with respect to Awards granted under Swiss Award Agreements.

2.3    The terms of the Plan and this Sub-Plan shall be incorporated and apply, mutatis mutandis, as applicable, to any and all Swiss Award Agreement. In the event of contradiction between the terms of such a Swiss Award Agreement and the terms of the Plan and/or this Sub-Plan, the provisions of the respective Swiss Award Agreement shall prevail

3.    Voluntary benefit and no entitlement to further awards
3.1    Awards may be granted under this Sub-Plan at the sole and full discretion of Company and subject to applicable restrictions or limitations as provided in applicable law or the Certificate of Incorporation and By-Laws of the Company.

3.2    Any participation by any person is strictly voluntary and any grant made under a Swiss Award Agreement shall be a voluntary benefit for the Participant (Gratifikation) and shall under no circumstances be regarded as salary (Lohn).

3.3    A Swiss Award Agreement gives no entitlement to the Participant to further awards.

4.    Social Security
    Where Awards are granted by Company to a Participant under a Swiss Award Agreement, any social security contributions legally due on the granting, vesting or exercising of such Awards respectively Options are shared equally between Company and such Participant.

Exhibit 10.9
5.    Taxes
    Income taxes, including capital gain taxes, arising from the grant or exercise of any Award and/or Option, from the payment for Shares covered thereby or from any other event or act (of the Company and/or of the Participant) hereunder, shall be borne solely by the Participant.

6.    Currency Exchange Rates
Except as otherwise determined by the Committee, all monetary values with respect to Awards granted pursuant to this Sub-Plan, including without limitation the Fair Market Value and the exercise price of each Option, shall be stated in United States Dollars. In the event that the exercise price is in fact to be paid in Swiss francs, at the sole discretion of the Committee, the conversion rate shall be the last known representative rate of the U.S. Dollars to the Swiss francs on the date of payment.

7.    Amendments and changes of the Plan and/or this Sub-Plan
    If reasonably possible, any amendments and changes of the Plan and/or this Sub-Plan will be communicated to a Participant providing its services under a contract governed by Swiss law in writing, and such amendments or changes will only enter into force after a period of time corresponding to the notice period of the respective contract.

8.    Acknowledgments
8.1    Under a Swiss Award Agreement, the respective Participant shall be required to confirm that he/she (i) has received a copy of the Plan and this Sub-Plan, (ii) has carefully read all of the provisions and the terms of the Plan and this Sub-Plan as well as of the respective Swiss Award Agreement, (iii) understands the material content of these provisions, and (iv) agrees to be bound by them.

8.2    Further, the respective Participant shall be required under a Swiss Award Agreement to acknowledge that the Board of Directors and/or the Committee from time to time when appropriate have the right at their sole discretion to amend the Plan and/or this Sub-Plan.

9.    Governing Law
Any Swiss Award Agreement shall be governed by Swiss law.